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                               EXHIBIT A
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                       Agreement of Joint Filing
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The undersigned hereby agree that they are filing jointly
pursuant to Rule 13d-1 of the Act the statement dated February 6, 1997, containing the information required by Schedule 13G, for the 3,889,966 Shares of the Common Stock of Advanced Fibre Communications, Inc. held by Tellabs, Inc.


Dated:  February 6, 1997
                          TELLABS, INC.

                          By:  s/Brian J. Jackman
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                          Title:  Executive Vice President and Director
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                          BRIAN JACKMAN
                          s/Brian Jackman
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